Exhibit 10.35

Execution Version

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 12, 2022, by and among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Warrant Holder is the beneficial owner of certain of the Company’s outstanding publicly traded Class A warrants (the “Class A warrants”), Class B warrants (the “Class B warrants”) and Class C warrants (the “Class C warrants,” and together with the Class A warrants and Class B warrants, the “Warrants”), each to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, that were originally issued upon the Company’s emergence from Chapter 11 Bankruptcy on February 9, 2021. The Class A warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class A Warrant Agreement”), between the Company and Equiniti Trust Company, as warrant agent (the “Warrant Agent”); the Class B warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class B Warrant Agreement”), between the Company and the Warrant Agent; and the Class C warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class C Warrant Agreement,” and together with the Class A Warrant Agreement and Class B Warrant Agreement, the “Warrant Agreements”), between the Company and the Warrant Agent;

WHEREAS, as of September 6, 2022, there are a total of 9,751,331 Class A warrants, 12,290,669 Class B warrants and 11,188,575 Class C warrants outstanding;

WHEREAS, each holder of a Class A warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $25.096 per share, each holder of a Class B warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $29.182 per share, and each holder of a Class C warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $32.860 per share, in each case subject to certain adjustments under the respective Warrant Agreement;

WHEREAS, the Company has initiated exchange offers (the “Exchange Offers,” and each individually, an “Exchange Offer”) pursuant to a registration statement on Form S-4 initially filed with the Securities and Exchange Commission on August 18, 2022, amended on August 31, 2022, further amended on September 12, 2022 (including the Prospectus/Offers to Exchange contained therein, and as may be amended and supplemented, the “Registration Statement”), to offer all holders of the Warrants the opportunity to exchange their respective Warrants for the consideration described on Schedule B hereto, subject to other terms and conditions disclosed in the Registration Statement (collectively, the “Exchange Consideration”); and

WHEREAS, as an inducement to the Company’s willingness to complete the Exchange Offers, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01 Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered to the Company all Warrants set forth opposite such Warrant Holder’s name on Schedule A (the “Subject Warrants”), free and clear of all liens, pursuant to and in accordance with the terms of the applicable Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of such Exchange Offer for the applicable Exchange Consideration as set forth therein. Each Warrant Holder agrees that, notwithstanding anything to the contrary in the Registration Statement, after a Warrant Holder validly tenders the Subject Warrants to the Company in accordance with the terms of the Registration Statement, such Warrant Holder may not withdraw or cause to be withdrawn the tender of any of such Warrants from the applicable Exchange Offer, unless this Agreement is terminated pursuant to Section 1.05. For the avoidance of doubt, nothing in this Agreement shall restrict the Warrant Holder from acquiring additional Warrants subsequent to the date hereof and such additional Warrants shall not be subject to the terms of this Agreement. Notwithstanding anything in the foregoing or otherwise herein, the Warrant Holder retains the right to exercise the Subject Warrants or any other Warrants and may exercise such right at any time prior to the end of the Observation Period including the last day of such period even if the Warrant Holder has previously agreed to tender such Subject Warrants or any other Warrants.

Section 1.02 Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Subject Warrants in accordance with this Agreement, that such Warrant Holder is the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A, and has good and marketable title to such Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the applicable Warrant Agreement). Each Warrant Holder shall not transfer any Subject Warrants to any person (other than the Company in connection with the Exchange Offers) unless such person acquiring such Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

Section 1.03 Company Covenants. The Company agrees (i) to consummate the Exchange Offers in accordance with the terms and subject to the conditions set forth in the Registration Statement (ii) not to make any material change to the terms and conditions of the Exchange Offers as described in the Registration Statement as of the date hereof (including, for the avoidance of doubt, any change to the Exchange Consideration or any termination or withdrawal of any Exchange Offer, but excluding any extension of the Expiration Date, provided such extension is announced publicly prior to the commencement of the Observation Period (as defined in the Registration Statement)), except in all cases as required by applicable law or regulatory process and (iii) the Company will deliver the Exchange Consideration for each of the Warrants tendered into the Exchange Offers to Warrant Holders no later than three Business Days (as defined in Schedule B) after the completion of the Observation Period (as defined in the Registration Statement).

Section 1.04 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.05 Termination. This Agreement shall terminate as to all Warrant Holders with respect to a series of Warrants upon the earlier of (i) the Company making any material change to the terms and conditions of the Exchange Offers as described in the Registration Statement (including, for the avoidance of doubt, any change to the Exchange Consideration but excluding any extension of the Expiration Date, provided that such extension is announced publicly prior to the commencement of the Observation Period (as defined in the Registration Statement) and the amended Expiration Date is prior to 11:59 p.m. (New York City time) on November 4, 2022), except in all cases as required by applicable law or regulatory process, (ii) 11:59 p.m. (New York City time) on November 4, 2022 and (iii) the announcement of any record date for a dividend or distribution on the Company’s Common Stock that precedes the Expiration Date.

Section 1.06 Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

Section 1.07 Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York State Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Mohit Singh
Name:	Mohit Singh
Title:	Executive Vice President and Chief Financial Officer

[Signature Page -- Chesapeake Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

[●]

By:
Name:
Title

[Signature Page -- Chesapeake Tender and Support Agreement]

Schedule A

Class A Warrants

Name of Warrant Holder	Number of Warrants
[ ● ]	[ ● ]

Class B Warrants

Name of Warrant Holder	Number of Warrants
[ ● ]	[ ● ]

Class C Warrants

Name of Warrant Holder	Number of Warrants
[ ● ]	[ ● ]

Schedule B

The consideration being offered to each Warrant Holder in the Offers is as follows:

•	with respect to Class A warrants to be exchanged, the consideration offered is the Class A Exchange Consideration (as defined below);

•	with respect to Class B warrants to be exchanged, the consideration offered is the Class B Exchange Consideration (as defined below); and

•	with respect to Class C warrants to be exchanged, the consideration offered is the Class C Exchange Consideration (as defined below).

For the purposes of this Agreement, the following terms have the meaning ascribed to them:

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Class A Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class A Warrant Entitlement; (b) the Class A Premium and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class A Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class A Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class A Strike Price.

“Class A Exchange Consideration” means, with respect to the Class A warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class A warrants to be exchanged by such exchanging holder; and (b) the sum of the Class A Daily Share Amounts for each day in the Observation Period for such Class A warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class A Premium” means 1.04.

“Class A Strike Price” means $25.096.

“Class A Warrant Entitlement” means 1.12.

“Class B Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class B Warrant Entitlement; (b) the Class B Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class B Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class B Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class B Strike Price.

“Class B Exchange Consideration” means, with respect to the Class B warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class B warrants to be exchanged by such exchanging holder; and (b) the sum of the Class B Daily Share Amounts for each day in the Observation Period for such Class B warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class B Premium” means 1.05.

“Class B Strike Price” means $29.182.

“Class B Warrant Entitlement” means 1.12.

“Class C Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class C Warrant Entitlement; (b) the Class C Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class C Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class C Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class C Strike Price.

“Class C Exchange Consideration” means, with respect to the Class C warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class C warrants to be exchanged by such exchanging holder; and (b) the sum of the Class C Daily Share Amounts for each day in the Observation Period for such Class C warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class C Premium” means 1.065.

“Class C Strike Price” means $32.860.

“Class C Warrant Entitlement” means 1.12.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHK <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Observation Period” means the ten consecutive VWAP Trading Days immediately preceding October 8, 2022, unless extended in accordance with the terms of the Tender and Support Agreements.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which there is no VWAP Market Disruption Event.